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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): January 13, 2003


                                  LANGER, INC.
             (Exact name of registrant as specified in its charter)


           Delaware                     0-12991                   11-2239561
--------------------------------------------------------------------------------
(State or other jurisdiction         (Commission              (I.R.S. Employer
      of incorporation)              File Number)            Identification No.)


          450 Commack Road, Deer Park, New York                   11729-4510
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    (Address of principal executive executive offices)            (Zip Code)


Registrant's telephone number, including area code:         (631) 667-1200
                                                    ----------------------------





          (Former Name or Former Address, if Changed Since Last Report)




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Item 2.  Acquisition or Disposition of Significant Assets.

         On January 13, 2003, Langer, Inc. ("Langer" or "we"), through a wholly owned subsidiary, acquired all of the issued and outstanding stock of Bi-Op Laboratories Inc. ("Bi-Op") pursuant to the terms of a Stock Purchase Agreement, dated as of January 13, 2003 (the "Stock Purchase Agreement"), by and among Langer, Langer Canada, Inc. (the "Purchaser"), Raynald Henry, Micheline Gadoury, 9117-3419 Quebec Inc. (collectively, the "Sellers") and Bi-Op. The acquired company, Bi-Op, is engaged in the business of the development, manufacture and sale of footwear products and foot orthotic devices.

         In connection with the acquisition, we paid consideration, determined through arms-length negotiation of the parties, of $2.45 million, of which $1.85 million was paid in cash, $600,000 was paid by issuing to the Sellers 107,611 shares of our common stock (the "Shares"). $250,000 of the cash portion of the consideration was deposited in escrow until final determination of the closing date balance sheet of Bi-Op as set forth in the Stock Purchase Agreement. The purchase price will be reduced dollar for dollar to the extent that the net current assets of Bi-Op as of December 31, 2002 were less than $1,000,000. Conversely, the purchase price will be increased dollar for dollar to the extent that the net current assets of Bi-Op as of the closing date exceeded $1,000,000. We funded the entire cash portion of the purchase price through working capital. All dollar amounts referred to in this Form 8-K are in Canadian dollars.

         In connection with the Stock Purchase Agreement, we entered into an employment agreement with Raynald Henry, having a term of three years and providing for an annual base salary of $75,000 and benefits, including certain severance payments.

         The description of the Stock Purchase Agreement and the transactions contemplated by it described above is not intended to be complete and is qualified in its entirety by the complete text of the Stock Purchase Agreement, which is attached as Exhibit 2.1 to this report. A copy of Langer's press release dated January 13, 2003 announcing the consummation of the transaction described above, is attached as Exhibit 99.1 to this report.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

    (a)  Financial Statements and Pro Forma Financial Information

         It is impractical for Langer to provide the financial statements that may be required to be included herein. Langer will file such financial statements within 60 days after the date this Form 8-K was required to be filed.



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         (c)      Exhibits

                  The following Exhibits are hereby filed as part of this Current Report on Form 8-K:


Exhibit Number    Description
--------------    -----------

2.1 Stock Purchase Agreement, dated January 13, 2003, by and among Langer, Inc., Langer Canada Inc., Raynald Henry, Micheline Gadoury, 9117-3419 Quebec Inc. Bi-Op Laboratories Inc.

99.1              Press Release, dated January 13, 2003







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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: January 13, 2003


                                  LANGER, INC.


                                  By: /s/ Andrew H. Meyers
                                     ---------------------
                                      Andrew H. Meyers,
                                      President and Chief Executive Officer

                                  By: /s/ Anthony J. Puglisi
                                     -----------------------
                                      Anthony J. Puglisi,
                                      Vice President and Chief Financial Officer







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                                  EXHIBIT INDEX



Exhibit Number    Description
--------------    -----------

2.1 Stock Purchase Agreement, dated January 13, 2003, by and among Langer, Inc., Langer Canada Inc., Raynald Henry, Micheline Gadoury, 9117-3419 Quebec Inc. Bi-Op Laboratories Inc.

99.1              Press Release, dated January 13, 2003